UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Mr. David A. Hathaway, currently Senior Vice President, Programs of Vectrus, Inc. (the “Company”) was identified as one of the named executive officers for 2018 in the Company’s 2019 Preliminary Proxy Statement filed with the Securities and Exchange Commission on March 11, 2019 in connection with the Company’s 2019 Annual Meeting of Shareholders. Therefore, the Company is filing this Current Report on Form 8-K pursuant to Item 5.02(e) to provide disclosure in connection with the compensatory arrangements with Mr. Hathaway.

On September 4, 2017, the Company and Mr. Hathaway entered into an employment letter (the "Hathaway Employment Letter") setting forth the terms and conditions of his employment as Senior Vice President, Information Technology and Network Communication Services of the Company. Mr. Hathaway joined the Company on October 10, 2017. The material terms of the Hathaway Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Hathaway’s initial base salary was $365,019.20.
b.
Cash Sign-on Payment. Mr. Hathaway received a cash sign-on payment (as recognition of the annual bonus that he forfeited at his then-current employer) of $130,000, subject to repayment (net of taxes) if Mr. Hathaway voluntarily terminated his employment within one year of his start date.

c.
Restricted Stock Units. Mr. Hathaway received an award of restricted stock units (“RSUs”) valued at $60,000, which was intended to replace equity at his then-current employer, which was scheduled to vest in 2018. The RSUs were granted five business days following his date of hire and will vest in one-third annual installments on the first, second and third anniversaries of the grant date.

d.
2017 Target Annual Incentive. Mr. Hathaway is eligible to participate in the Company’s Annual Incentive Plan with a target award of 55% of his annual base salary, starting in 2017. For 2017, the award was prorated based on the number of months worked in 2017.

e.
Additional Cash Payment. Mr. Hathaway received a lump sum payment of $50,000 structured over a two-year period. $25,000 was paid within one month of his date of hire and the remaining $25,000 was paid on or about his one year anniversary with the Company. The payment was subject to repayment (net of taxes) if Mr. Hathaway voluntarily terminated his employment within one year of his start date

f.
Long-Term Incentives. Mr. Hathaway is eligible to participate in the Company's Long-Term Incentive Award Program, subject to approval of his awards by the Compensation and Personnel Committee of the Board of Directors. For 2017, he was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in restricted stock units. The options and restricted stock units will vest in one-third installments on the first, second and third anniversaries of the grant date.

g.	Other Benefit Programs. Mr. Hathaway is eligible to participate in the Company’s benefit plans that are applicable to other employees.

The foregoing description of the terms of the Hathaway Employment Letter is not complete and is subject to and qualified in its entirety by the Hathaway Employment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
10.1	Hathaway Employment Letter, dated September 4, 2017 between Vectrus, Inc. and David A. Hathaway

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2019		VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Deputy General Counsel and Corporate Secretary